EXHIBIT 10.9

FIRST AMENDMENT TO

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

NOTICE OF RESTRICTED CLASS C COMMON UNIT AWARD

This First Amendment (this “Amendment” to the Notice of Restricted Class C Common Unit Award and Restricted Class C Common Unit Agreement by and between ___________________ (the “Participant”) and Zevia LLC (the “Company”) dated August 30, 2020 (collectively, the “RCCCU Agreement”) is hereby entered into between the Participant and the Company effective as of ________________ (the “Amendment Effective Date”) Capitalized terms not otherwise defined herein shall have the meanings set forth in the RCCCU Agreement or the Limited Liability Company Agreement of Zevia LLC, as such may be amended from time to time, as applicable.

WHEREAS, the Company and the Participant desire to amend the RCCCU Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the RCCCU Agreement is hereby amended as follows:

1.	The sections in the Notice of Grant entitled “Expiration Date,” “Vesting,” “Time Vesting,” and “Vesting Events” are hereby amended and restated in their entity to read as follows:

“Vesting: Except as otherwise provided in Section 2 of the RCCCU Agreement, the RCCCUs shall vest as follows: (i) in the event of a Change of Control, 100% of the RCCCUs shall vest on the date of such Change of Control, or (ii) in the event of an IPO, the RCCCUs shall vest in equal monthly installments over the 36-month period following the termination of the Lockup Period, in each case, subject to the Participant’s continued employment or service relationship with the Company or an Affiliate through each such vesting date.

2.	The last paragraph in the Notice of Grant is hereby amended and restated in its entirety to read as follows:

You acknowledge that the vesting of the RCCCUs granted pursuant to this Notice of Grant is generally conditioned on the occurrence of a Change of Control or an IPO and you remaining employed by or providing services to the Company.

3.	Section 2 of the RCCCU Agreement is hereby amended and restated in its entirety to read as follows:

“2. Vesting.

(a) The RCCCUs shall vest as set forth in the Notice of Grant; provided, however, that in the event of a termination of the Participant’s employment or service relationship with the Company within six months prior to or at any time following the occurrence of a Change of Control or an IPO (i) as a result of the Participant’s death or Disability, (ii) by the Company without Cause or (iii) by the Participant for Good Reason, any then unvested RCCCUs shall become fully vested as of the later of (A) the date of such Change of Control or IPO; or (B) the date of such termination.

(b) As used herein:

(i) “Cause” has the meaning provided in an applicable employment or service agreement with the Company or an Affiliate or, if there is no such employment or service agreement that defines “Cause”, means, as determined by the Board, the Participant’s (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between the Participant and the Company or an Affiliate.

(ii) “Disability” means the Participant is unable to perform each of the essential duties of the Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(ii) “Good Reason” has the meaning provided in an applicable employment or service agreement with the Company or an Affiliate or, if there is no such employment or service agreement that defines “Good Reason”, means (A) a material diminution in the Participant’s annual base salary or target annual bonus; (B) a material diminution in the Participant’s authority, duties or responsibilities with the Company or an Affiliate; or (C) a relocation of the Participant’s principal place of employment by more than 50 miles; provided, however, that any assertion by the Participant of Good Reason shall not be effective unless (1) the Participant provides written notices to the Company of the existence of one or more of the foregoing conditions within 30 days after the initial occurrence of such condition(s); (2) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company receipt of such notice; and (3) the date of the termination of the Participant’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.”

4.	Section 3 of the RCCCU Agreement is hereby amended and restated in its entirety to read as follows:

“3. Settlement and Amount.

(a) Within 30 days following the vesting of the RCCCUs as set forth in the Notice of Grant or in Section 2, the Participant shall be entitled to receive one Class C Common Unit for each RCCCU granted hereunder that vests.

(b) In the event that an IPO occurs prior to the settlement date under Section 3(a), the Board may equitably adjust the RCCCUs to provide for settlement in equity securities of the entity whose equity securities were offered in such IPO.

5.	The following clause shall be inserted at the beginning of Section 10(j): “except as set forth in Section 2,”

6.	Except as expressly amended hereby, the RCCCU Agreement shall remain in full force and effect.

7.	The RCCCU Agreement and this Amendment shall be governed and construed in accordance with the laws of the State of Delaware, without giving regard to the conflict of laws provisions thereof.

8.	This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized representatives.

[ ]	ZEVIA LLC

By:
Name:
Title:

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